Exhibit 99.1

DISCOVER FINANCIAL SERVICES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED

FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated and combined financial information has been prepared to reflect the March 31, 2008 sale by Discover Financial Services (the “Company”) to Barclays Bank PLC of the Company’s U.K. credit card business (the “Goldfish Business”), which represented substantially all of the Company’s International Card segment. The unaudited pro forma condensed consolidated and combined financial statements presented below have been derived from the Company’s audited consolidated and combined financial statements for the year ended November 30, 2007. The pro forma adjustments and notes to the unaudited pro forma condensed consolidated and combined financial statements give effect to the sale of the Goldfish Business. The unaudited pro forma condensed consolidated and combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated and combined financial statements and the notes to those statements included in the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2007.

The unaudited pro forma condensed consolidated and combined statements of income for the years ended November 30, 2007, 2006 and 2005 have been prepared as though the sale of the Goldfish Business occurred on December 1, 2004. The unaudited pro forma condensed consolidated statement of financial condition has been prepared as though the sale of the Goldfish Business occurred on November 30, 2007. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable, that reflect the expected impacts of events that are directly attributable to the sale of the Goldfish Business, and that are factually supportable and expected to have a continuing impact on us. Such adjustments are estimates and may not prove to be accurate.

The pro forma adjustments include the following items:

•	removal of the assets and liabilities of the Goldfish Business, including the repayment of inter-company debt;

•	the proceeds of the sale and related transaction costs; and

•	removal of the results of operations of the Goldfish Business.

The unaudited pro forma condensed consolidated and combined financial statements are provided for illustrative and informational purposes only and do not reflect what our consolidated and combined financial condition and results of operations would have been had the sale of Goldfish Business occurred at the beginning of all periods presented and are not necessarily indicative of our future financial condition and future results of operations.

Discover Financial Services

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

November 30, 2007	Historical	Pro Forma Adjustments		Pro Forma
	(dollars in millions)
Assets
Cash and cash equivalents	$8,787	$(161	)(a)	$8,686
		70	(b)
		(10	) (c)
Investment securities	525			525
Loan receivables	23,954	(3,123	) (a)	20,831
Allowance for loan losses	(917)	157	(a)	(760)

Net loan receivables	23,037	(2,966)		20,071
Amounts due from asset securitization	3,093	(52	) (a)	3,041
Other assets	1,934	(161	) (a)	1,773

Total assets	$37,376	$(3,280)		$34,096

Liabilities and Stockholders’ Equity
Deposits	$24,725	$(14	) (a)	$24,711
Short-term borrowings	3,175	(2,925	) (a)	250
Long-term borrowings	2,134	—		2,134
Accrued expenses and other liabilities	1,743	(151	) (a)	1,592

Total liabilities	31,777	(3,090)		28,687
Stockholders’ equity	5,599	(190	) (d)	5,409

Total liabilities and stockholders’ equity	$37,376	$(3,280)		$34,096

Discover Financial Services

Unaudited Pro Forma Condensed Consolidated and Combined Statement of Income

For the year ended November 30, 2007	Historical	Pro Forma Adjustments(a)	Pro Forma
	(dollars in millions)
Interest income	$2,888	$(304)	$2,584
Interest expense:
Deposits	1,045	—	1,045
Short-term borrowings	232	(143)	89
Long-term borrowings	105	(15)	90

Total interest expense	1,382	(159)	1,223

Net interest income	1,506	(145)	1,361
Provision for loan losses	950	(216)	734

Net interest income after provision for loan losses	556	72	628
Other income	3,546	(169)	3,377
Other expense	3,157	(679)	2,478

Income from continuing operations before income tax expense	945	581	1,526
Income tax expense	356	205	562

Net income from continuing operations	$589	$376	$964

Earnings per share
Basic	$1.23	$0.79	$2.02
Diluted	$1.23	$0.78	$2.01
Weighted average shares outstanding (000s)
Basic	477,328		477,328
Diluted	478,879		478,879

Discover Financial Services

Unaudited Pro Forma Condensed Consolidated and Combined Statement of Income

For the year ended November 30, 2006	Historical	Pro Forma Adjustments(a)	Pro Forma
	(dollars in millions)
Interest income	$2,459	$(250)	$2,209
Interest expense:
Deposits	670	—	670
Short-term borrowings	194	(77)	117
Long-term borrowings	76	(28)	48

Total interest expense	940	(104)	836

Net interest income	1,519	(146)	1,373
Provision for loan losses	756	(149)	607

Net interest income after provision for loan losses	763	3	766
Other income	3,539	(170)	3,369
Other expense	2,719	(252)	2,467

Income from continuing operations before income tax expense	1,583	85	1,668
Income tax expense	506	30	536

Net income from continuing operations	$1,077	$55	$1,132

Earnings per share
Basic	$2.26	$0.11	$2.37
Diluted	$2.26	$0.11	$2.37
Weighted average shares outstanding (000s)
Basic	477,236		477,236
Diluted	477,236		477,236

Discover Financial Services

Unaudited Pro Forma Condensed Consolidated and Combined Statement of Income

For the year ended November 30, 2005	Historical	Pro Forma Adjustments(a)	Pro Forma
	(dollars in millions)
Interest income	$2,175	$(140)	$2,035
Interest expense:
Deposits	611	—	611
Short-term borrowings	108	(45)	63
Long-term borrowings	58	(14)	44

Total interest expense	777	(59)	718

Net interest income	1,398	(81)	1,317
Provision for loan losses	878	(62)	816

Net interest income after provision for loan losses	520	(19)	501
Other income	2,937	(117)	2,820
Other expense	2,533	(168)	2,365

Income from continuing operations before income tax expense	924	32	956
Income tax expense	346	10	356

Net income from continuing operations	$578	$22	$600

Earnings per share
Basic	$1.21	$0.05	$1.26
Diluted	$1.21	$0.05	$1.26
Weighted average shares outstanding (000s)
Basic	477,236		477,236
Diluted	477,236		477,236

Notes to Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements

(a)	Represents the removal of the International Card segment from continuing operations of the Company to reflect the sale of the Goldfish Business.
(b)	Represents proceeds from the sale of the Goldfish Business.
(c)	Represents legal and broker fees related to the sale of the Goldfish Business.
(d)	Represents estimated loss on sale of the Goldfish Business based on balances as of November 30, 2007.

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